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                                CHARTER AMENDMENT


                            CERTIFICATE OF AMENDMENT

                       TO CERTIFICATE OF INCORPORATION OF

                              U.S. AGGREGATES, INC.

                             ----------------------

                         Adopted in accordance with the
                    provisions of Section 242 of the General
                    Corporation Law of the State of Delaware

         Michael J. Stone, being Treasurer, of U.S. Aggregates, Inc., a corporation duly organized and existing under and by virtue or the General Corporation Law of the State of Delaware (the "Corporation"), DOES HERE-BY CERTIFY &s. follows:

         FIRST: The Board of Directors of the Corporation adapted the resolution set forth below proposing the amendment to the Certificate of Incorporation (the "Amendment") and directed that the Amendment be submitted to the holders of the issued and outstanding shares or Common Stock of the Corporation entitled to vote thereon for its consideration and approval:

         RESOLVED, that the Board of Directors of the Corporation deems it advisable and in the Corporation's best interest to amend its Certificate of Incorporation of the Corporation by deleting Article Four, Sections 4J and 4K to read as follows:

                  4J.      SPECIAL REDEMPTIONS.

                           (i) If a Change in Ownership bas occurred or the
                  Corporation obtains knowledge that a Change in Ownership is to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the definitive terms and date of consummation thereof to each holder of Preferred Stock, but in any event such notice shall not be given later than five days after the occurrence of such Change in


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                  Ownership. The holder or holders of a majority of the
                  Preferred Stock then outstanding may require the Corporation to redeem all or any portion of the Preferred Stock owned by such holder or holden at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 21 days aller receipt of the Corpvrativn'3i notice and (b) five days prior to the consummation of the Change in Ownership (the "Expiration Date"). The Corporation shall give prompt written notice of any such election to all other holders of Preferred Stock within five days after the receipt thereof. and each such holder shall have; until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to request redemption (by giving written notice to the Corporation) of all or any portion of the Preferred Stock owned by such bolder. Upon receipt of such election(s), the Corporation, subject to Section 4L, shall be obligated to redeem the aggregate number of Shares specified therein on the later of (a) the occurrence of the change in Ownership or (b) five days after the Corporation's receipt Of such election
                  (3). If in any cast; a proposed Change in Ownership does not occur. all requests for redemption in connection therewith shall be automatically rescinded. The term "Change in Ownership" means any sale or issuance or series of sales and/or issuances of shares of the Corporation's capital stock by the Corporation or any holders thereof which results in any Person or group of affiliated Persons (other than the owners of Common Stock as of the date or the Purchase Agreement) owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Board. James A. Harris, Michael J. Stone and all members of Corporation's management who become holders of Common Stock Agreements shall be deemed to be one Person for purposes of determining a "Change in Ownership" under this paragraph.

                           (ii) If a Fundamental Change is proposed to occur,
                  the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the definitive terms and date of consummation thereof to each holder of Preferred Stock not more than 45 days or less than 20 days prior to the consummation thereof. The holder or holders of it majority of the Preferred Stock then outstanding may require the Corporation to redeem all or any portion of the Preferred Stock owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all


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                  accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Preferred Stock (but in any event within five days prior to the consummation of the Fundamental Change), and each such bolder shall have until two days after the receipt of such notice to request redemption
                  (by written notice given to the Corporation ) of a or any portion of the Preferred Stock owned by such holder. Upon receipt of such election(s), the Corporation, subject to
                  Section 4L, shall be obligated to redeem the aggregate number of Shares specified therein upon the consummation of 'such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded. The term "Fundamental
                  Change" means (a) a sale of transfer of more than 20% of the assets or the Corporation and its Subsidiaries on a consolidated basis (measured by either book value in accordance with generally accepted accounting principles consistently applied or fair market value determined in the reasonably good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation and, after giving effect to such merger, the holders or the Corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Board immediately prior in the merger shall own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board.

                  4K.      REDEMPTIONS ON REQUEST.

                           At any time after January 1, 2000, the holders of a
                  majority of the Preferred Stock may request redemption of 4 of their Shares of Preferred Stock by delivering written notice of such request to the Corporation. Within five days after receipt of such request, the Corporation shall give written notice of such request to all other


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                  holders of Preferred Stock, and such other holders may request redemption of their Shares of Preferred Stock by delivering written notice to the Corporation within five days after receipt of the Corporation's notice. The Corporation, subject to Section 4L, shall be required to redeem all Shares with respect to which such redemption requests have been made at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) within 20 days after receipt of the initial redemption request.

         RESOLVED, that the Board of Directors of the Corporation deems it advisable and in the Corporation's best interest to amend its Certificate of Incorporation of the Corporation by adding Article Four.
         Section 41. to read as follows:

                  4L.      LIMITATION ON REDEMPTION OBLIGATIONS.

                           In the event that any Default or Event of Default
                  shall occur and be continuing, unless and until such Default or Event of Default shall have been cured or waived or shall have ceased to exist (the "Suspension Period"), the Corporation shall not redeem any Shut* of Preferred Stock requested to be redeemed by any holders thereof Within a reasonable time of the Corporation becoming aware of the existence of any condition or event that constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Corporation is taking or proposes to take with respect


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                  thereto shall be provided to the holders of Preferred
                  Stock. In the event that the Default or Event of Default is duly cured or waived, the Suspension Period shall terminate and the Corporation shall provide prompt written notice specifying such event to the holders of Preferred Stock.

         RESOLVED, that the Board of Directors of the Corporation deems it advisable and in the Corporation's best interest to amend its Certificate of Incorporation of the Corporation by adding the following defined terms in the appropriate alphabetical order to Article Four,
         Section 8:

                           "Default " has the meaning assigned to it in
                  paragraph 11B or the Note and Warrant Purchase Agreement.

                           "Event of Default" has the meaning assigned to it in
                  paragraph 11B of the Note and Warrant Purchase Agreement.

                           "Note and Warrant Purchase Agreement" means that
                  certain Note and Warrant Purchase Agreement dated as of November 21. 1996. among the Corporation and each of the purchasers listed on Annex I thereto, as amended from time to time.

         SECOND,:The Amendment was duly adopted in accordance with Section 228 and Section 242 of the General Corporation Law of the State of Delaware by the holders of the issued and outstanding shares of the Common Stock and Preferred Stock of the Corporation entitled to vote thereon.


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         IN WITNESS WHEREOF, the undersigned does hereby certify under penalty of perjury that this Certificate of Amendment is the act and deed of the undersigned and the facts stated herein are true and accordingly have hereunto set his hand this 21st day of November, 1996


                                      U.S. AGGREGATES, INC.
                                      a Delaware corporation


                                      By:   /s/ Michael J. Stone
                                           -------------------------------------
                                           Michael J. Stone, Treasurer


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